EXHIBIT 10.33
RESTRICTED SHARE UNIT AWARD AGREEMENT UNDER THE APOLLO GLOBAL MANAGEMENT, INC.
2019 OMNIBUS EQUITY INCENTIVE PLAN
Post-Merger RSU Award to Athene Senior Employee

This Award Agreement (this “RSU Award Agreement”), dated as of [Grant Date] (the “Date of Grant”), is made by and between Apollo Global Management, Inc., a Delaware corporation (the “Company”), and [Participant Name] (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan, as the same may be amended, modified or supplemented from time to time (the “Plan”). If this RSU Award Agreement is not executed and returned to the Company by March 17, 2022, this Award will be null and void ab initio and the Participant will have no rights hereunder.
1.    Grant of Restricted Share Units. The Company hereby grants to the Participant [Quantity Granted] restricted share units (the “RSUs”), subject to all of the terms and conditions of this RSU Award Agreement and the Plan. The Participant acknowledges that this grant of RSUs (this “Award”) is made in full settlement of all rights to the grant of RSUs contemplated by the letter captioned “Special Post-Closing Grant of Restricted Stock Units” that was provided to the Participant by the Company or an Affiliate in May 2021 (the “Notice Letter”).
2.    Vesting. Subject to the terms of the Plan and this RSU Award Agreement, the RSUs are fully vested as of the Date of Grant.
3.    Form, Manner and Timing of Payment. Each RSU granted hereunder shall represent the right to receive one Share (Shares subject to RSUs covered by this Award, “RSU Shares”). For each RSU, the Company, or its Subsidiaries or Affiliates, shall issue to the Participant, in accordance with Section 4, one RSU Share, subject to the terms of this RSU Award Agreement (including Section 6). Such issuance shall constitute payment of the RSU. References herein to issuances to the Participant shall include issuances to any Beneficial Owner or other Person to whom (or to which) the RSU Shares are issued. The Company’s obligation to issue RSU Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Participant or other Person entitled under the Plan to receive any RSU Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Section 16 and the Company may meet any obligation to issue RSU Shares by having one or more of its Subsidiaries or Affiliates issue the RSU Shares. The Participant shall have no further rights with respect to any RSUs for which Shares are issued under Section 4.
4.    Delivery.

(a)    Subject to Section 4(b), one RSU Share shall be issued in payment of each vested RSU with respect to one-third (1/3) of the Award in February of each of 2023, 2024 and 2025. Such issuance shall be by either delivering one or more certificates for such shares or entering such shares in book-entry form, as determined by the Company in its discretion.

(b)    If the Participant’s employment or service with the Company and its Affiliates terminates for any reason (a “Termination”) on or before the date any RSU Share has been delivered in accordance with Section 4(a), then delivery of the RSU Shares that would have been delivered at the same time as, or after, such RSU Share pursuant to Section 4(a), shall instead be
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(i) made in February 2032 and (ii) conditioned on the Participant’s execution and non-revocation of a general release of claims (which shall include customary carve-outs for indemnity and vested compensatory payments and will not include additional covenants) within sixty (60) days following the date of Termination and the Participant’s continued compliance in all material respects with the restrictive covenants as referenced below in Section 5 through January 1, 2032, and with the other obligations to the Company and its Affiliates applicable to the Participant.

(c)    Fractional RSU Shares shall not be issued (or any consideration provided therefor) but shall accumulate to equal one whole Share.
5.    Restrictive Covenants. The Participant agrees that the restrictive covenants that apply to the Participant are incorporated by reference as if contained herein. Nothing in this RSU Award Agreement shall reduce or limit the application or scope of any restrictive covenants in favor of the Company or any of its Subsidiaries or Affiliates (for example, with respect to competition, solicitation, confidentiality, intellectual property, subsequent engagement, interference or disparagement) to which the Participant is otherwise subject. The Participant acknowledges that the Company would not have granted this Award if the Participant had not agreed to be bound by such restrictive covenants, as the same may be amended from time to time. Nothing in this RSU Award Agreement or any other agreement or arrangement of the Company or any of its Affiliates to which the Participant is subject will (a) prohibit the Participant from making reports of possible violations of U.S. federal law or regulation to any governmental agency or entity in accordance with Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of U.S. federal law or regulation, or (b) require notification or prior approval by the Company or any of its Affiliates of any such reporting.
6.    Forfeiture; Clawback. The Participant’s engaging in conduct that would constitute Cause during the course of Participant’s employment or service with the Company and its Affiliates or the Participant’s Termination for Cause prior to the delivery of the RSU Shares will result in the automatic forfeiture of all of the RSUs, without any consideration paid to Participant. In addition, if the Participant fails to comply in any material respect with any restrictive covenants applicable to the Participant (which covenants shall be treated as continuing to apply through the last date of delivery of the RSU Shares set out in Section 4(a)), and such failure, if curable, is not cured within thirty (30) days following receipt by the Participant of written notice from the Company, then the Participant shall forfeit any RSU Shares that have not yet been delivered, and the Participant will have an obligation to return the RSU Shares that have previously been delivered (or the then equivalent gross value thereof), if any, to the Company upon a written request therefor.
7.    Restrictions. The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The transfer restrictions contained in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers of vested RSUs by will or the laws of descent and distribution, or (c) if approved by the Administrator in its sole discretion, transfers of RSUs in accordance with the requirements of Instruction A.1.(a)(5) of Form S-8 under the Securities Act or other applicable law. The RSUs shall be subject to any additional requirements or restrictions contained in this RSU Award Agreement or in the Plan that have not been otherwise satisfied, terminated, or expressly waived by the Company in writing.
8.    Voting and Other Rights; Dividend Equivalents. The Participant shall have no rights of a shareholder (including voting rights and the right to dividends or distributions), and will not be treated as an owner of Shares for tax purposes, except with respect to RSU Shares that have been issued. Notwithstanding the foregoing, the Participant shall accrue rights to dividend equivalents from
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the Company or its Subsidiaries or Affiliates on the RSUs at the time of an ordinary cash dividend on Shares. Any dividend equivalent so accrued in respect of a RSU shall have the same value as the ordinary cash dividend on an outstanding Share that gave rise to the dividend equivalent, and shall be paid not later than 30 days after such ordinary cash dividend is paid to the holders of Shares. Rights to dividend equivalents on an RSU shall terminate upon the issuance or forfeiture of the underlying RSU Share or, if earlier, upon the Participant providing or receiving notice that his or her employment with the Company and its Affiliates will terminate. Under no circumstances shall the Participant be entitled to receive (a) both a dividend and a dividend equivalent with respect to an RSU (or its associated RSU Share) or (b) any dividend or dividend equivalent with respect to a forfeited or fractional RSU.
9.    RSU Award Agreement Subject to Plan. This RSU Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Award Agreement and the provisions of the Plan, the provisions of this RSU Award Agreement shall govern.
10.    No Rights to Continuation of Employment or Service. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company (or a Subsidiary or Affiliate or its shareholders, as the case may be) to terminate the Participant’s employment or service any time for any reason whatsoever, with or without Cause. The Plan and this RSU Award Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those constituting the Awards themselves) against the Company or any past or present Subsidiary thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary thereof.
11.    Tax Withholding. The Participant is responsible for all taxes and any tax-related penalties the Participant incurs in connection with the Award. The Company or its Subsidiaries or Affiliates shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct, from other compensation payable to the Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any RSU. The Company in its discretion may alternatively reduce the number of shares to be issued by the appropriate number of whole Shares, valued at their then Fair Market Value, or require any other available method to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the RSUs at the applicable rates.
12.    Section 409A Compliance. This Award is intended to be exempt from, or comply with, Section 409A and to be interpreted in a manner consistent therewith. To the extent necessary to avoid the imposition of tax or penalty under Section 409A, any payment by the Company or any Subsidiary or Affiliate to the Participant (if the Participant is then a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1)) of “deferred compensation,” whether pursuant to the Plan or otherwise, arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, shall be delayed (to the extent otherwise payable prior to such date) and paid on the first day following the six- month period beginning on the date of the Participant’s separation from service under Section 409A (or, if earlier, upon the Participant’s death). Each payment or installment due to the Participant from the Company or any of its Affiliates, whether under this RSU Award Agreement or otherwise, is intended to constitute a “separate payment” for purposes of Section 409A. In no event shall the Company or any Subsidiary or Affiliate (or any agent thereof) have any liability to the Participant or any other Person due to the failure of the Award to satisfy the requirements of Section 409A.

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13.    Governing Law; Arbitration; Waiver of Jury Trial.

(a)    This RSU Award Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Delaware (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction), and any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Award or any other Award, will, notwithstanding anything to the contrary contained in Section 14(e) of the Plan, be settled by arbitration in accordance with the procedures set forth in the Covenants Agreement and Mutual Arbitration Agreement, including with the carve-out for the right to receive injunctive relief for the enforcement of any restrictive covenants.

(b)    IF AN AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTICIPANT WAIVES AND COVENANTS THAT THE PARTICIPANT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH AN AWARD UNDER THE PLAN OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO AN AWARD UNDER THE PLAN AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER AN AWARD AGREEMENT UNDER THE PLAN WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
14.    RSU Award Agreement Binding on Successors. The terms of this RSU Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company, its Affiliates and its and their successors and assignees, subject to the terms of the Plan.
15.    No Assignment. Subject to the second sentence of Section 7, neither this RSU Award Agreement nor any rights granted herein shall be assignable by the Participant other than (with respect to any rights that survive the Participant’s death) by will or the laws of descent and distribution. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or RSU Shares by any holder thereof in violation of the provisions of this RSU Award Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or RSU Shares on its books nor will any RSU Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
16.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this RSU Award Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.
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17.    HSR. Prior to any acquisition by the Participant of common stock of the Company, whether by way of open market purchase, vesting of restricted share units, conversion or exercise of options or warrants, or otherwise, and whether or not contemplated by this Agreement (“Acquisition”), the Participant and the Company will take commercially reasonable efforts in respect of any Acquisition to ensure that the Participant complies with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), 15 U.S.C. § 18a, including making any filings required under the HSR Act, paying the necessary filing fees, which will be the Participant’s sole responsibility to pay, and observing the statutory waiting period(s). Subject to the foregoing, the Participant will provide at least 60 days’ written notice to the Company prior to any Acquisition that would require a filing under the HSR Act.
18.    Limitation on the Participant’s Rights; Not a Trust. Participation in the Plan confers no rights or interests other than as herein provided. This RSU Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets, and the RSUs shall not be treated as property or as a trust fund of any kind. The RSUs shall be used solely as a device for the determination of the payment of amounts payable to the Participant in connection with any amount paid or delivered under this RSU Award Agreement, including any dividend equivalent pursuant to Section 8. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the RSU Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.
19.    Severability. Should any provision of this RSU Award Agreement be held by an arbitrator or court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Award Agreement. Moreover, if one or more of the provisions contained in this RSU Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body or arbitral tribunal by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body or arbitral tribunal shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
20.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this RSU Award Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.
21.    Entire Agreement. This RSU Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to the grant of RSUs covered by this Award, including the Notice Letter and any other previously distributed terms or understandings in respect of this Award. The Participant acknowledges that any summary of the Plan or this RSU Award Agreement provided by the Company is subject in its entirety to the terms of the Plan and this RSU Award Agreement. References herein or in the Plan to this RSU Award Agreement include references to its Exhibits.
22.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any Section.
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23.    Counterparts. This RSU Award Agreement may be executed in any number of counterparts, including via facsimile or PDF, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
24.    Amendment. Except as otherwise provided in the Plan or Section 12, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
25.    Disposition of Shares Issued. Subject to applicable law, the Participant may dispose of RSU Shares granted under this Award during any “window period” in which sales by Company personnel are permitted, or otherwise pursuant to the terms of a 10b5-1 plan on the same terms as apply to the use of such plans by other Company personnel, subject to approval by the Company’s compliance department. All dispositions of RSU Shares are subject to compliance with the Company’s Share Ownership Policy as in effect from time to time.
26.    Acknowledgements and Representations. The Participant is acquiring the RSUs and, if and when the RSUs vest, will acquire the RSU Shares covered thereby solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of the RSUs or RSU Shares within the meaning of the Securities Act and/or any applicable state securities laws. The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Award and the restrictions imposed on the RSUs and the RSU Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in the Company, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. The Participant is aware that RSU Shares may be of no practical value. The Participant has read and understands the restrictions and limitations set forth in the Plan and this RSU Award Agreement, which are imposed on the RSUs and the RSU Shares. The Participant confirms that the Participant has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this RSU Award Agreement other than as expressly set out in this RSU Award Agreement or in the Plan.
27.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award (or future Awards that may be granted under the Plan) and participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
28.    Recoupment. The Participant, by accepting the Award, hereby acknowledges and agrees that the Participant will be subject to any written policy adopted by the Company that provides for the repayment or forfeiture of incentive compensation (including but not limited to Awards and amounts payable thereunder), including, without limitation, as a result of a detrimental activity or a required accounting restatement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this RSU Award Agreement as of the date set forth above.

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APOLLO GLOBAL MANAGEMENT, INC.

By /s/ John J. Suydam
Name: John J. Suydam
Title:    Vice President

The undersigned hereby accepts and agrees to all of the terms and provisions of this RSU Award Agreement.

PARTICIPANT
[Electronic Signature]

By______________________________                    Name: [Participant Name]

[Acceptance Date]

[Signature Page to January 2022 Athene Executive Officer RSU Award Agreement under 2019 Omnibus Equity
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